Exhibit 10.109

GENERAL SECURITY AGREEMENT

1. SECURITY INTEREST

(a) For value received, the undersigned (“Debtor”), hereby grants to ROYAL BANK OF CANADA (“RBC”), a security interest (the “Security Interest”) in the undertaking of Debtor and in all of Debtor’s present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefore (hereinafter collectively called “Collateral”), and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

(i)	all inventory of whatever kind and wherever situate;

(ii)
all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(iii)
all Accounts and book debts and generally all debts, dues, claims, choices in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor (“Debts”);

(iv)	all lists, records and files relating to Debtor’s customers, clients and patients;

(v)
all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(vi)	all contractual rights and insurance claims;

(vii)
all patents, industrial designs, trade-marks, trade secrets and know-how including without limitation environmental technology and biotechnology, confidential information, trade-names, goodwill, copyrights, personality rights, plant breeders’ rights, integrated circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively “Intellectual Property”); and

(viii)	all property described in Schedule “C” or any schedule now or hereafter annexed hereto.

(b) The Security Interest granted hereby shall not extend or apply to and Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest, Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

(c) The terms “Goods”, “Chattel Paper”, “Document of Title”, “Instrument”, “Intangible”, “Security”, “proceed”, “Inventory”, “accession”, “Money”, “Account”, “financing statement” and “financing change statement” whenever used herein shall be interpreted pursuant to their respective meanings when used in The Personal Property Security Act of the province referred to in Clause 14(s), as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the “P.P.S.A.”. Provided always that the term “Goods” when used herein shall not include “consumer goods” of Debtor as that term is defined in the P.P.S.A., and the term “Inventory” when used herein shall include livestock and the young thereof after conception and crops that become such within one year of execution of this Security Agreement. Any reference herein to “Collateral” shall unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”.

2. INDEBTEDNESS SECURED

The Security Interest granted hereby secures payment and performance of any and all obligations, indebtedness and liability of Debtor to RBC (including interest thereon) present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether Debtor be bound alone or with another or others and whether as principal or surety (hereinafter collectively called the “Indebtedness”). If the Security Interest in the Collateral is not sufficient, in the event of default, to satisfy all Indebtedness of the Debtor, the Debtor acknowledges and agrees that Debtor shall continue to be liable for any Indebtedness remaining outstanding and RBC shall be entitled to pursue full payment thereof.

3. REPRESENTATIONS AND WARRANTIES OF DEBTOR

Debtor represents and warrants and as long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a) the Collateral is genuine and owned by Debtor free of all security interests, mortgages, liens, claims, charges, licenses, leases, infringements by third parties, encumbrances or other adverse claims or interests (hereinafter collectively called “Encumbrances”), save for the Security Interest and those Encumbrances shown on Schedule “A” or hereafter approved in writing by RBC, prior to their creation or assumption;

(b) all Intellectual Property applications and registrations are valid and in good standing and Debtor is the owner of the applications and registrations;

(c) each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in accordance with its terms against the party obligated to pay the same (the “Account Debtor”), and the amount represented by Debtor to RBC from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defence, set off, claim or counterclaim against Debtor which can be asserted against RBC, whether in any proceeding to enforce Collateral or otherwise;

(d) the locations specified in Schedule “B” as to business operations and records are accurate and complete and with respect to Goods (including Inventory) constituting Collateral, the locations specified in Schedule “B” are accurate and complete save for Goods in transit to such locations and inventory on lease or consignment; and all fixtures or Goods about to become fixtures and all crops and all oil, gas or other minerals to be extracted and all timber to be cut which forms part of the Collateral will be situate at one of such locations; and

(e) the execution, delivery and performance of the obligations under this Security Agreement and the creation of any security interest in or assignment hereunder of Debtor’s rights in the Collateral to RBC will not result in a breach of any Agreement to which Debtor is a party.

4. COVENANTS OF THE DEBTOR

So long as this Security Agreement remains in effect Debtor covenants and agrees:

(a) to defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; to diligently initiate and prosecute legal action against all infringers of Debtor’s rights in Intellectual Property; to take all reasonable action to keep the Collateral free from all Encumbrances, except for the Security Interest, licenses which are compulsory under federal or provincial legislation and those shown on Schedule “A” or hereafter approved in writing by RBC, prior to their creation or assumption, and not to sell, exchange, transfer, assign, lease, license or otherwise dispose of Collateral or any interest therein without the prior written consent of RBC; provided always that, until default, Debtor may, in the ordinary course of Debtor’s business, sell or lease Inventory and, subject to Clause 7 hereof, use Money available to Debtor;

(b) to notify RBC promptly of :

(i)	any change in the information contained herein or in the Schedules hereto relating to Debtor, Debtor’s business or Collateral,

(ii)	the details of any significant acquisition of Collateral,

(iii)	the details of any claims or litigation affecting Debtor or Collateral,

(iv)	any loss or damage to Collateral,

(v)	any default by any Account Debtor in payment or other performance of its obligations with respect to Collateral, and

(vi)	the return to or repossession by Debtor of Collateral;

(c) to keep Collateral in good order, condition and repair and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance; to keep all agreements, registrations and applications relating to Intellectual Property and intellectual property used by Debtor in its business in good standing and to renew all agreements and registrations as may be necessary or desirable to protect Intellectual Property, unless otherwise agreed in writing by RBC; to apply to register all existing and future copyrights, trade-marks, patents, integrated circuit topographies and industrial designs whenever it is commercially reasonable to do so;

(d) to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by RBC of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

(e) to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, accessed or imposed against or in respect of Debtor or Collateral as and when the same become due and payable;

(f) to insure collateral in such amounts and against such risks as would customarily be insured by a prudent owner of similar Collateral and in such additional amounts and against such additional risks at RBC, may from time to time direct, with loss payable to RBC and Debtor, as insureds, as their respective interests may appear, and to pay all premiums therefor and deliver copies of policies and evidence of renewal to RBC on request;

(g) to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

(h) to carry on and conduct the business of Debtor in a proper and efficient manner and so as to protect and preserve Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor’s business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral at RBC’s request so as to indicate the Security Interest;

(i) to deliver to RBC from time to time promptly upon request:

(i)	any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral,

(ii)
all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same,

(iii)	all financial statements prepared by or for Debtor regarding Debtor’s business,

(iv)	all policies and certificates of insurance relating to Collateral, and

(v)	such information concerning Collateral, the Debtor and Debtor’s business and affairs as RBC may reasonably request.

5. USE AND VERIFICATION OF COLLATERAL

Subject to compliance with Debtor’s covenants contained herein and Clause 7 hereof, Debtor may, until default, possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Debtor’s business in any manner not inconsistent with the provisions hereof; provided always that RBC shall have the right or any time and from time to time to verify the existence and state of the Collateral in any manner RBC may consider appropriate and Debtor agrees to furnish all assistance and information and to perform all such acts as RBC may reasonably request in connection therewith and for such purpose to grant to RBC or its agents access to all places where Collateral may be located and to all premises occupied by Debtor.

6. SECURITIES

If Collateral at any time includes Securities, Debtor authorizes RBC to transfer the same or any part thereof into its own name or that of its nominee(s) so that RBC or its nominee(s) may appear of record as the sole owner thereof; provided that, until default, RBC shall deliver promptly to Debtor all notices or other communications received by it or its nominee(s) as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to Debtor or its order a proxy to vote and take all action with respect to such Securities. After default, Debtor waives all rights to receive any notices or communications received by RBC or its nominee(s) as such registered owner and agrees that no proxy issued by RBC to Debtor or its order as aforesaid shall thereafter be effective.

7. COLLECTION OF DEBTS

Before or after default under this Security Agreement, RBC may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to RBC. Debtor acknowledges that any payments on or other proceeds of Collateral received by Debtor from Account Debtors, whether before or after notification of this Security Interest to Account Debtors and whether before or after default under this Security Agreement, shall be received and held by Debtor in trust for RBC and shall be turned over to RBC upon request.

8. INCOME FROM AND INTEREST ON COLLATERAL

(a) Until default, Debtor reserves the right to receive any Money constituting income from or interest on Collateral and if RBC receives any such Money prior to default, RBC shall either credit the same against the Indebtedness or pay the same promptly to Debtor.

(b) After default, Debtor will not request or receive any Money constituting income from or interest on Collateral and if Debtor receives any such Money without any request by it, Debtor will pay the same promptly to RBC.

9. INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS

(a) Whether or not default has occurred, Debtor authorizes RBC:

(i)
to receive any increase in or profits on Collateral (other than Money) and to held the some as part of Collateral. Money so received shall be treated as income for the purposes of Clause B hereof and dealt with accordingly;

(ii)
to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender such Collateral in exchange therefor and to hold any such payment or distribution as part of Collateral.

(b) If Debtor receives any such increase or profits (other than Money) or payments or distributions, Debtor will deliver the same promptly to RBC to be held by RBC as herein provided.

10. DISPOSITION OF MONEY

Subject to any applicable requirements of the P.P.S.A., all Money collected or received by RBC pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied on account of Indebtedness in such manner as RBC deems best or, at the option of RBC, may be held unappropriated in a collateral account or released to Debtor, all without prejudice to the liability of Debtor or the rights of RBC hereunder, and any surplus shall be accounted for as required by law.

11. EVENTS OF DEFAULT

The happening of any of the following events or conditions shall constitute default hereunder which is herein referred to as “default”:

(a) the nonpayment when due, whether by acceleration or otherwise, of any principal or interest forming part of Indebtedness or the failure of Debtor to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement or any other agreement between Debtor and RBC;

(b) the death of or a declaration of incompetency by a court of competent jurisdiction with respect to Debtor, if an individual;

(c) the bankruptcy or insolvency of Debtor; the filing against Debtor of a position in bankruptcy; the making of an assignment for the benefit of creditors by Debtor; the appointment of a receiver or trustee for Debtor or for any assets of Debtor or the institution by or against Debtor of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act or otherwise;

(d) the institution by or against Debtor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor;

(e) if any Encumbrance affecting Collateral becomes enforceable against Collateral;

(f) if Debtor ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets without complying with applicable law or commits or threatens to commit an act of bankruptcy;

(g) if any execution, sequestration, extent or other process of any court becomes unforceable against Debtor or if distress or analogous process is levied upon the assets of Debtor or any part thereof;

(h) if any certificate, statement, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of Debtor pursuant to or in connection with this Security Agreement, or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to RBC to extend any credit to or to enter into this or any other agreement with Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Debtor; or if upon the date of execution of this Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit report, which change shall not have been disclosed to RBC at or prior to the time of such execution.

12. ACCELERATION

RBC, in its sole discretion, may declare all or any part of Indebtedness which is not by its terms payable on demand to be immediately due and payable, without demand or notice of any kind, in the event of default, or if RBC considers itself insecure or that the Collateral is in jeopardy. The provisions of this clause are not intended in any way to affect any rights of RBC with respect to any Indebtedness which may now or hereafter be payable on demand.

13. REMEDIES

(a) Upon default, RBC may appoint or reappoint by instrument in writing, any person or persons whether an officer or officers or an employee or employees of RBC or not, to be a receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/ her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of Debtor and not RBC, and RBC shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Debtor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Debtor, enter upon, use and occupy all premises owned or occupied by Debtor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Debtor’s business or as security for loans or advance to enable the Receiver to carry on Debtor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by RBC, all Money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to RBC. Every such Receiver may, in the discretion of RBC, be vested with all or any of the rights and powers of RBC.

(b) Upon default, RBC may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing sub-clause (a).

(c) RBC may take possession of, collect, demand, due on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon default, RBC may sell, license, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to RBC may seem reasonable.

(d) In addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and RBC and in addition to any other rights RBC may have at law or in equity, RBC shall have, both before and after default, all rights and remedies of a secured party under the P.P.S.A. Provided always, that RBC shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, RBC shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or proceeds and whether or not in RBC’s possession and shall not be liable or accountable for failure to do so.

(e) Debtor acknowledges that RBC or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and Debtor agrees upon request from RBC or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

(f) Debtor agrees to be liable for and to pay all costs, charges and expenses reasonably incurred by RBC or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses and Receiver remuneration), in operating Debtor’s accounts, in preparing or enforcing this Security Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting Indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by RBC or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

(g) RBC will give Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made as may be required by the P.P.S.A.

(h) Upon default and receiving written demand from RBC, Debtor shall take such further action as may be necessary to evidence and effect an assignment or licensing of Intellectual Property to whomever RBC directs, including to RBC. Debtor appoints any officer or director or branch manager of RBC upon default to be its attorney in accordance with applicable legislation with full power of substitution and to do on Debtor’s behalf anything that is required to assign, license or transfer, and to record any assignment, license or transfer of the Collateral. This power of attorney, which is coupled with an interest, is irrevocable until the release or discharge of the Security Interest.

14. MISCELLANEOUS

(a) Debtor hereby authorizes RBC to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which Debtor’s business is carried on and Collateral and records relating thereto are situate) as RBC may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve Collateral and to realize upon the Security Interest and Debtor hereby irrevocable constitutes and appoints the Manager or Acting Manager from time to time of the herein mentioned branch of RBC the true and lawful attorney of Debtor, with full power of substitution, to do any of the foregoing in the name of Debtor whenever and wherever it may be deemed necessary or expedient.

(b) Without limiting any other right of RBC, whenever Indebtedness is immediately due and payable or RBC has the right to declare Indebtedness to be immediately due and payable (whether or not it has so declared), RBC may, in its sole discretion, set off against Indebtedness any and all amounts then owed to Debtor by RBC in any capacity, whether or not due, and RBC shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on RBC’s records subsequent thereto.

(c) Upon Debtor’s failure to perform any of its duties hereunder, RBC may, but shall not be obligated to, perform any or all of such duties, and Debtor shall pay to RBC, forthwith upon written demand therefor, an amount equal to the expense incurred by RBC in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of 15% per annum.

(d) RBC may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Debtor, debtors of Debtor, sureties and others and with Collateral and other security as RBC may see fit without prejudice to the liability of Debtor or RBC’s right to hold and realize the Security Interest. Furthermore, RBC may demand, collect and sue on Collateral in either Debtor’s or RBC’s name, at RBC’s option, and may endorse Debtor’s name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.

(e) No delay or omission by RBC in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, RBC may remedy any default by Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of RBC granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

(f) Debtor waives protest of any instrument constituting Collateral at any time held by RBC on which Debtor is in any way liable and, subject to Clause 13(g) hereof, notice of any other action taken by RBC.

(g) This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof in enforce any rights hereunder, Debtor shall not assert against the assignee any claim or defence which Debtor now has or hereafter may have against RBC. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several.

(h) RBC may provide any financial and other information it has about Debtor, the Security Interest and the Collateral to any one acquiring or who may acquire on interest in the Security Interest or the Collateral from the Bank or any one acting on behalf of the Bank.

(i) Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

(j) Subject to the requirements of Clauses 13(g) and 14(k) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given, in the case of RBC, if delivered to it or sent by prepaid registered mail addressed to it at its address herein set forth or as changed pursuant hereto, and, in the case of Debtor, if delivered to it or if sent by prepaid registered mail addressed to it at its last address known to RBC. Either party may notify the other pursuant hereto of any change in such party’s principal address to be used for the purposes hereof.

(k) This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by RBC and is intended to be a continuing Security Agreement and shall remain in full force and effect until the Manager or Acting Manager from time to time of the herein mentioned branch of RBC shall actually receive written notice of its discontinuence; and, notwithstanding such notice, shall remain in full force and effect thereafter until all Indebtedness contracted for or created before the receipt of such notice, shall remain in full force and effect thereafter until all indebtedness contracted for or created before the receipt of such notice by RBC, and any extensions or renewals thereof (whether made before or after receipt of such notice) together with interest accruing thereon after such notice, shall be paid in full.

(l) The headings used in this Security Agreement are for convenience only and are not be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

(m) When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred in being a male, female, firm or corporation.

(n) In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

(o) Nothing herein contained shall in any way obligate RBC to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness.

(p) The Security Interest created hereby is intended to attach when this Security Agreement is signed by Debtor and delivered to RBC.

        (q) Debtor acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term “Debtor” when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby

(i) shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” thereafter owned of acquired by the amalgamated company, and

(ii) shall secure the “Indebtedness” (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to RBC at the time of amalgamation and any “Indebtedness” of the amalgamated company to RBC thereafter arising. The Security Interest shall attach to “Collateral” owned by each company amalgamating with Debtor, and by the amalgamated company, at the time of the amalgamation, and shall attach to any “Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

(r) In the event that Debtor is a body corporate, it is hereby agreed that The Limitation of Civil Rights Act of the Province of Saskatchewan, or any provision thereof, shall have no application to this Security Agreement or any agreement or instrument renewing or extending or collateral to this Security Agreement. In the event that Debtor is an agricultural corporation within the meaning of The Saskatchewan Form Security Act. Debtor agrees with RBC that all of Part IV (other than Section 46) of that Act shall not apply to Debtor.

(s) This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the province in which the herein mentioned branch of RBC is located, as those laws may from time to time be in affect, including where applicable, the P.P.S.A.

15. COPY OF AGREEMENT

(a) Debtor hereby acknowledges receipt of a copy of this Security Agreement.

(b) Debtor waives Debtor’s right to receive a copy of any financing statement or financing change statement registered by RBC or of any verification statement with respect to any financing statement or financing change statement registered by RBC. (Applies in all P.P.S.A. Provinces except Ontario).

16. Debtor represents and warrants that the following information is accurate:

INDIVIDUAL DEBTOR

SURNAME (LAST NAME)	FIRST NAME	SECOND NAME	BIRTH DATE YEAR MONTH DAY

ADDRESS OF INDIVIDUAL DEBTOR	CITY	PROVINCE	POSTAL CODE

SURNAME (LAST NAME)	FIRST NAME	SECOND NAME	BIRTH DATE YEAR MONTH DAY

ADDRESS OF INDIVIDUAL DEBTOR (IF DIFFERENT FROM ABOVE)	CITY	PROVINCE	POSTAL CODE

BUSINESS DEBTOR

NAME OF BUSINESS DEBTOR VERICHIP HOLDINGS INC.

ADDRESS OF BUSINESS DEBTOR SUITE 100 13551 COMMERCE PARKWAY	CITY RICHMOND	PROVINCE BC	POSTAL CODE V6V 2LI

TRADE NAME (IF APPLICABLE)

TRADE NAME OF DEBTOR

PRINCIPAL, ADDRESS (IF DIFFERENT FROM ABOVE)	CITY	PROVINCE	POSTAL CODE

IN WITNESS WHEREOF Debtor has executed this Security Agreement this 27 day of March, 2006.

VERCHIP HOLDINGS INC.

Seal
Colleen Powell	Nurez Khimji

WITNESS

Seal

Colleen Powell	Keevin Vanloo

WITNESS

BRANCH ADDRESS

1025 W GEORGIA ST 3RD FLR
VANCOUVER BC
V6E 3N9

SCHEDULE “A”

(ENCUMBRANCES AFFECTING COLLATERAL)

SCHEDULE “B”

1.	Locations of Debtor’s Business Operations

SUITE 100- 13551 COMMERCE PARKWAY, RICHMOND, BC

2.	Locations of Records relating to Collateral (if different from 1. above)

3.	Locations of Collateral (if different from 1. above)

SCHEDULE “C”
(DESCRIPTION OF PROPERTY)